Exhibit 7.2
Deloitte & Touche LLP P.O. Box 49279 Four Bentail Center 2800-1055 Dunsmuir Street Vancouver, British Columbia V7X 1P4 Tel: (604) 669-4466 Fax: (604) 685-0458 www.deloitte.ca	Deloitte & Touche

March 22, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington DC 20549
U.S.A.

March 22, 2003

Dear Sir/Madam:

We have read Item 4(a)(2) included in the Form 8-K dated March 22, 2003 of Clean Energy Combustion Systems, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours very truly,

/s/ Deloitte & Touche LLP

Chartered Accountants

By: Thomas Kay C.A.